SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders
 A special meeting of shareholders of the International Focus Portfolio was held on May 1, 2002, at the offices of the International Focus Portfolio at 466 Lexington Avenue, New York, New York, 10017-3147.
The following matter was voted upon by the shareholders and the resulting votes are presented below.
RESOLVED: That the Sub-Advisory Agreement among the Portfolio, Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Limited (CSAM U.K.), providing that CSAM U.K. would provide sub-advisory services to the International Focus Portfolio be, and the same hereby is, in all respects ratified, approved and adopted.
For:	2,708,606.98 shares
Against:	0.00 shares
Abstain:	687,510.97 shares

A special meeting of shareholders of the International Focus Portfolio was held on May 1, 2002, at the offices of the International Focus
Portfolio at 466 Lexington Avenue, New York, New York, 10017-3147.
The following matter was voted upon by the shareholders and the resulting votes are presented below.
RESOLVED: That the Sub-Advisory Agreement among the Portfolio, Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Limited
(CSAM Japan), providing that CSAM Japan would provide sub-advisory services to the International Focus Portfolio be, and the same hereby is, in all respects ratified, approved and adopted.
For:	2,708,606.98 shares
Against:	0.00 shares
Abstain:	687,510.97 shares
 A special meeting of shareholders of the International Focus Portfolio was held on October 9, 2002, at the offices of the International Focus Portfolio at 466 Lexington Avenue, New York, New York, 10017-3147. The following matter was voted upon by the shareholders and the resulting votes are presented below.
RESOLVED: That the Sub-Advisory Agreement among the Portfolio, Credit Suisse Asset Management, LLC and Credit Suisse Asset Management (Australia) Limited (CSAM Australia), providing that CSAM Australia would provide sub-advisory services to the International Focus Portfolio be, and the same hereby is, in all respects ratified, approved and adopted.